Exhibit 10.7

EXECUTION

PERSONAL GUARANTY

The undersigned Jeffrey P. Zernov hereby guarantees the collection with interest of that certain promissory note made by Nature Vision, Inc. (“Maker”) to Cass Creek International, LLC (“Holder”) in the principal sum of Five Hundred Thousand Dollars ($500,000) dated September 20, 2007 (“Note”), on the condition that if Maker defaults in payment of Note, Holder must take steps to have a court of appropriate jurisdiction issue and return an execution on judgment to recover from Maker as much of the amounts owing to Holder arising from the Note as can be obtained, before requiring payment of any part from the undersigned.

GUARANTOR:

/s/ Jeffrey P. Zernov
Jeffrey P. Zernov	Dated September 20, 2007